UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2011

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33691	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4121 Clipper Court, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective December 9, 2011, the Board of Directors (the “Board”) of Procera Networks, Inc. (the “Company”) approved the voluntary withdrawal of the Company’s common stock (the “Common Stock”) from listing on the NYSE Amex Equities.  The Board also approved the listing of the Common Stock with The NASDAQ Stock Market LLC.  The Common Stock is expected to commence trading on the NASDAQ Global Market on or about December 29, 2011 under the Company’s current trading symbol, “PKT”.  The Company expects trading to cease on the NYSE Amex Equities effective at the close of business on December 28, 2011.

On December 15, 2011, the Company issued a press release announcing the transfer of its stock exchange listing from the NYSE Amex Equities to the NASDAQ Global Market, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release titled “Procera Networks Announces Move to The NASDAQ Stock Market”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011	Procera Networks, Inc. (Registrant)

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description
99.1	Press Release titled “Procera Networks Announces Move to The NASDAQ Stock Market”